UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

FRANKLIN ELECTRONICS PUBLISHERS, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED, a Pennsylvania corporation (the “Company”), will be held in the 11th Floor Conference Center of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Wednesday, August 25, 2004, at 10:00 A.M., for the following purposes:

(1)	To elect eight directors of the Company to serve for a term of one year;

(2)	To ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders; and

(3)	To consider and act upon such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on July 9, 2004 are entitled to vote at the meeting.

You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

By order of the Board of Directors,

ARNOLD D. LEVITT,

Secretary

Burlington, New Jersey

July 27, 2004

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

August 25, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED (the “Company”) to be used at the annual meeting of shareholders of the Company which will be held in the 11th Floor Conference Center of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Wednesday, August 25, 2004, at 10:00 A.M., and at any adjournments thereof.

Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. The affirmative vote of (i) a plurality of the shares present at the meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board of Directors and (ii) a majority of the shares present at the meeting and entitled to vote on the subject matter is required to ratify the selection of Radin, Glass & Co., LLP as the Company’s independent auditors and any other business which may properly come before the meeting. Abstentions will count as a vote against the proposals, other than the election of directors. Broker “non-votes” are not counted in the tabulations of the votes cast on any of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals at this meeting which involve a broker “non-vote.”

The principal executive offices of the Company are located at One Franklin Plaza, Burlington, New Jersey 08016-4907. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders is July 27, 2004.

There were outstanding on July 9, 2004, 8,020,404 shares of common stock, $.01 par value (“Common Stock”) and 4,579 shares of Series A 10% Convertible Preferred Stock (the “Convertible Preferred Stock”). Holders of Common Stock of record at the close of business on July 9, 2004 will be entitled to one vote for each share of Common Stock of the Company then held. The holder of the Convertible Preferred Stock is entitled to one vote for each of the 915,800 shares of Common Stock into which the Convertible Preferred Stock is convertible.

ELECTION OF DIRECTORS

Eight directors will be elected at the meeting for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

The Company’s Corporate Governance and Nominating Committee has reviewed the qualifications and independence of the nominees for director, and, with each member of the Committee abstaining as to himself, has recommended each of the other nominees for election to the Board of Directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Edward H. Cohen	Counsel, Katten Muchin Zavis Rosenman	65	1987
Barry J. Lipsky	President and Chief Executive Officer of the Company	53	1997
Leonard M. Lodish	Professor of Marketing, Wharton School of the University of Pennsylvania	60	1987
James Meister	Non-Executive Chairman, Kings Super Markets, Inc.	62	1996
Howard L. Morgan	President, Arca Group	58	1981
Jerry R. Schubel	President, Aquarium of the Pacific	68	1991
James H. Simons	Chairman of the Board, Renaissance Technologies Corp.	66	1983
William H. Turner	Dean, College of Business, Stony Brook University	64	1994

No family relationship exists between any director and executive officer of the Company.

Edward H. Cohen is counsel to the law firm of Katten Muchin Zavis Rosenman, with which he has been affiliated since 1963. He is a director of Phillips-Van Heusen Corporation, Gilman & Ciocia, Inc., Levcor International, Inc. and Merrimac Industries, Inc.

Mr. Lipsky joined the Company as Vice President in February 1985. He was elected Executive Vice President of the Company in 1997, Interim President and Chief Operating Officer in April 1999 and President and Chief Executive Officer of the Company in May 1999. Mr. Lipsky has been a Director or Managing Director of the Company’s Hong Kong subsidiary since its inception in 1985. Prior to joining the Company and from 1972, Mr. Lipsky was employed by Mura Corporation of Hicksville, New York, a designer and importer of consumer electronics products and custom components. During his tenure at Mura, Mr. Lipsky held a variety of senior management positions, including product development and procurement, culminating in his election as Vice President of Operations, the position he held just prior to joining the Company.

Dr. Lodish is the Samuel R. Harrell Professor of Marketing at the Wharton School of the University of Pennsylvania and for the past three years has been the Vice Dean, Wharton West at the Wharton School. He has been a Professor of Marketing since 1976, and was Chairman of the Marketing Department of the Wharton School from 1984 to 1988 and 1992 to 1994. He is also leader of Wharton’s Global Consulting Practicum. He is a director of J&J Snack Foods, Inc., a producer and marketer of specialty foods, and DecisionOne, Inc., a technology and infrastructure outsourcer.

Mr. Meister is the Non-Executive Chairman of Kings Super Markets, Inc. a New Jersey based food retailer owned by Marks & Spencer, plc. Mr. Meister rejoined the company in October 2003, after retiring in 1998 from a twenty-four year career with Kings. He served as President and CEO from 1988 to 1998. He is a director of Sygen International, plc, a world leader in applying quantitative genetics and biotechnology to animal breeding. Mr. Meister is a member of its Audit Committee and Chairman of its Remuneration Committee.

Dr. Morgan is, and for more than the past five years has been, President of Arca Group, Inc., a consulting and investment management firm, and since January 1999 has been a director of and consultant to Idealab, which creates and operates internet companies. Dr. Morgan was Professor of Decision Sciences at the Wharton School of the University of Pennsylvania from 1972 through 1986. He is a director of Unitronix Corp., a software supplier, and Segue Software, Inc., a developer of automated software systems.

Dr. Schubel became President and Chief Executive Officer of the Aquarium of the Pacific in Long Beach, California in June 2002. Prior to that he was President and Chief Executive Officer of the New England Aquarium from 1994 to 2001, and Dean and Director of the Marine Sciences Research Center of the State University of New York at Stony Brook from 1974 to 1994. He is a member of the National Research Council’s Marine Board, the National Science Foundation’s Education and Human Resources Advisory Council, the National Science Panel for the South San Francisco Bay Salt Pond Restoration Program, and chairs the National Sea Grant Review Panel for the Secretary of Commerce. He is a director of the International Resources Group.

Dr. Simons has been Chairman of the Board and President of Renaissance Technologies Corp. since 1982. He became Chairman of the Board of the Company in 1997. Dr. Simons is a director of Segue Software, Inc., the Paul Simons Foundation, The Simons Foundation, and Math for America Foundation.

Mr. Turner has been the Dean of the College of Business of Stony Brook University since January 2004. Mr. Turner was Senior Partner of Summus Ltd., a consulting firm, from October 2002 to December 2003. Mr. Turner retired as Chairman of PNC Bank, New Jersey in September 2002 after joining the bank as President in August, 1997. He served as President and Co-Chief Executive Officer of the Company from October 1, 1996 to August 1997. Prior to joining the Company, he was Vice Chairman of The Chase Manhattan Bank. For more than the prior thirty years, Mr. Turner held a variety of positions at Chemical Banking Corporation prior to its merger with Chase Manhattan Bank. Mr. Turner is a director of Standard Motor Products, Inc., a manufacturer of automotive replacement products, Volt Information Sciences, Inc., a provider of varied equipment and services to the telecommunications and print media industries, and New Jersey Resources Corporation, a provider of energy services.

Drs. Morgan, Lodish, Simons and Schubel and Messrs. Cohen, Meister, and Turner are “independent” as defined in Section 121(A) of the American Stock Exchange listing standards.

The Board of Directors of the Company has three standing committees: an Audit Committee, a Stock Option and Compensation Committee (the “Compensation Committee”), and a Corporate Governance and Nominating Committee.

The Audit Committee currently consists of Dr. Morgan and Messrs. Meister and Cohen. All current members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards and Rule 10A-3 of Securities Exchange Act of 1934. The Audit Committee’s function is to provide assistance to the Board of Directors in fulfilling the Board’s oversight functions relating to the quality and integrity of the Company’s financial reports, monitor the Company’s financial reporting process and internal control system, and perform such other activities consistent with its charter and the Company’s By-laws as the Audit Committee or the Board of Directors deems appropriate. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditors (including resolution of disagreements between management of the Company and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee must pre-approve all audit and non-audit services to be provided to the Company by its outside auditors. The Audit Committee carries out all functions required to be performed by it by the American Stock Exchange, the Securities and Exchange Commission and the federal securities laws. The Board of Directors has determined that Dr. Morgan, in addition to being “independent”, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Exchange Act. During the fiscal year ended March 31, 2004, the Audit Committee held nine meetings. The Audit Committee has adopted a written charter, a copy of which is attached as Exhibit A to the Company’s 2003 Proxy Statement.

Drs. Simons and Morgan and Mr. Meister currently serve on the Compensation Committee. All current members of the Compensation Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards. The Compensation Committee is charged with administering the Company’s 1988 Stock Option Plan and 1998 Stock Option Plan (collectively the “Option Plans”) and fixing the compensation in consultation with the Chief Executive Officer, including salaries and bonuses, of all officers of the Company. The Compensation Committee held one meeting during the fiscal year ended March 31, 2004.

On November 10, 2003, the Board of Directors formed the Corporate Governance and Nominating Committee comprised of Drs. Morgan, Lodish and Schubel and Messrs. Cohen, Meister, and Turner. Each of the members of the Corporate Governance and Nominating Committee is independent as defined in Section 121(A) of the American Stock Exchange listing standards. The Corporate Governance and Nominating Committee is responsible for (1) identifying and recommending to the Board of Directors individuals qualified to become Board and Committee members; (2) maintaining that a majority of the Board of Directors members are independent and that all the members of the Audit, Compensation and the Corporate Governance and Nominating Committees are independent as required; (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and (4) addressing corporate governance issues and recommending proposals and actions for the Board’s consideration. The Company has not paid any third party a fee to assist in the process of identifying and evaluating candidates for director. The Company has not received any nominees for director from a stockholder who owns more than 5% of the Company’s voting stock. The Corporate Governance and Nominating Committee’s charter is available on the Company’s website at www.franklin.com.

During the fiscal year ended March 31, 2004, there were four regularly scheduled meetings of the Board of Directors. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of any Committees of the Board on which they served.

The Company does not have a policy on attendance by directors at the Company’s Annual Meeting. For the Company’s 2003 Annual Meeting held on August 13, 2003, all of the current directors attended the Annual Meeting except for Dr. James H. Simons.

Nominations For The Board Of Directors

The Corporate Governance and Nominating Committee of the Board of Directors considers director candidates based upon a number of qualifications, including their independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. There are no specific, minimum or absolute criteria for Board membership. The Corporate Governance and Nominating Committee seeks directors who have demonstrated an ethical and successful career. This may include experience as a senior executive of a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee shall determine shall qualify an individual for Board service. The Committee shall make every effort to ensure that the Board and its Committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the AMEX and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for re-election to the Board, the Committee will consider and review such existing director’s Board and Committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the Board.

The Corporate Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Corporate Governance and Nominating Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and shareholders as a source for potential director candidates. The Board retains complete independence in making nominations for election to the Board.

The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by shareholders in compliance with the Company’s procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources. Any shareholder may recommend nominees for director at least 120 calendar days prior to the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, by writing to Arnold D. Levitt, Secretary, Franklin Electronic Publishers, Incorporated, One Franklin Plaza, Burlington, NJ 08016, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of the Company’s securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with the Company, the nominee and/or the shareholder submitting the nomination, and any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to Edward H. Cohen, the Chair of the Corporate Governance and Nominating Committee, for further review and consideration in accordance with this policy. Any such shareholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Shareholder Communications With The Board Of Directors

Any shareholder or other interested party who desires to communicate with the Company’s Chairman of the Board of Directors or any of the other members of the Board of Directors may do so by writing to: Board of Directors, c/o Barry J. Lipsky, Chief Executive Officer, Franklin Electronic Publishers, Incorporated, One Franklin Plaza, Burlington, NJ 08016. Communications may be addressed to the Chairman of the Board, an individual director, a Board Committee, the non-management directors or the full Board. Communications received by the Chairman of the Board will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” pornographic material and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of May 31, 2004 by (i) all those known by the Company to be the beneficial owners of more than five percent of the Common Stock, (ii) all directors and nominees for director, (iii) each present executive officer of the Company named in the Summary Compensation Table on page 8 hereof and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares listed as beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Title	Amount and Nature of Beneficial Ownership		Percent of Class
Bermuda Trust Company Ltd. Trustee Compass Point, 9 Bermudian Road Hamilton HM11, Bermuda	Beneficial owner of 5% or more of Common Stock	1,684,640	(1)	21.0%
James H. Simons c/o Renaissance Technologies Corp. 800 Third Avenue New York, NY 10022	Director	1,437,767	(2)	16.0%
Marcy Lewis 11111 Biscayne Boulevard North Miami, FL 33181	Beneficial owner of 5% or more of Common Stock	669,900	(3)	8.4%
Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	Beneficial owner of 5% or more of Common Stock	434,100	(4)	5.4%
Barry J. Lipsky(5)	President, Chief Executive Officer and Director	445,122		5.3%
Howard L. Morgan(5)	Director	146,876	(6)	1.8%
Arnold D. Levitt(5)	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	148,734		1.8%
Jerry R. Schubel(5)	Director	132,019		1.3%
William H. Turner(5)	Director	106,690		1.3%
Leonard M. Lodish(5)	Director	103,876		1.3%
Edward H. Cohen(5)	Director	97,392		1.2%
James Meister(5)	Director	80,251		1.0%
Kurt A. Goszyk(5)	Vice President, Engineering, Chief Technology Officer	13,108		*

All executive officers and directors as a group (10 persons)		2,684,835		26.6%

*	less than 1%
(1)	Held by Bermuda Trust Company Ltd. as trustee of a trust of which James H. Simons and members of his immediate family are beneficiaries.
(2)	Includes 16,954 shares held by or for the benefit of members of Dr. Simons’ immediate family, 53 shares held by Renaissance Ventures Ltd., of which Dr. Simons is the chairman and sole shareholder, and 915,800 shares which may be issued upon conversion of 4,579 shares of the Convertible Preferred Stock. Does not include shares held by the Bermuda Trust Company, Ltd. Dr. Simons disclaims beneficial ownership of the shares held by the Bermuda Trust Company, Ltd.
(3)

A Schedule 13D was filed by Marcy Lewis on October 10, 2002 with the Securities and Exchange Commission stating that Ms. Lewis owned 1,069,900 shares of Common Stock. The Company has been advised by Dr. Simons that on September 24, 2002 he purchased 200,000 shares of Common Stock from

Ms. Lewis and on October 10, 2002 he purchased an additional 200,000 shares of Common Stock from Ms. Lewis. Although Ms. Lewis’ Schedule 13D was filed on the date of the second sale to Dr. Simons, the Company believes neither of the sales by her to Dr. Simons were reflected in such filing. Subsequently, Ms. Lewis has not filed any reports with the Securities and Exchange Commission indicating a change in ownership of the shares of Common Stock of the Company. The Company believes the number of shares of Common Stock owned by Ms. Lewis as reflected in the chart above to be correct.

(4)	Information as to shares of Common Stock owned by Dimensional Fund Advisors is as of December 31, 2003 as set forth in a Schedule 13G dated February 6, 2004 as filed with the Securities and Exchange Commission.
(5)	The address of the directors and executive officers of the Company is Franklin Electronic Publishers, Incorporated, One Franklin Plaza, Burlington, New Jersey 08016.
(6)	Includes 5,250 shares held for the benefit of Dr. Morgan’s children.

The foregoing table also includes shares which the following directors have the right to acquire within sixty days upon the exercise of options: Dr. Simons, 90,206 shares; Mr. Lipsky, 395,800 shares; Dr. Morgan, 107,626 shares; Mr. Cohen, 92,306 shares; Dr. Schubel, 90,206 shares; Mr. Turner, 83,690 shares; Dr. Lodish, 93,876 shares; and Mr. Meister 74,251 shares. The foregoing table also includes 151,234 shares which all executive officers who are not directors, as a group, have the right to acquire within sixty days upon the exercise of options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16(a) of the Securities Exchange Act of 1934 were complied with in a timely manner during the fiscal year ended March 31, 2004, except Barry J. Lipsky, Arnold D. Levitt and Kurt A. Goszyk each filed a late Statement of Changes in Beneficial Ownership on Form 4 with respect to options granted on October 27, 2003, James Meister filed a late Statement of Changes in Beneficial Ownership on Form 4 with respect to options granted on January 2, 2004, and William Turner, Edward H. Cohen, Dr. James Simons, Dr. Jerry R. Schubel, and Dr. Howard L. Morgan each filed a late Statement of Changes in Beneficial Ownership on Form 4 with respect to options granted on January 26, 2004.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all plan and non-plan compensation awarded to, earned by, or paid to the person who served as the Company’s chief executive officer during the last fiscal year and its two most highly compensated executive officers, other than the chief executive officer (together, the “Named Executive Officers”), who were serving as executive officers of the Company or one of its subsidiaries or divisions during and at the end of the Company’s last fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the Company’s last three fiscal years:

		Annual Compensation			Long-Term Compensation Awards Securities Underlying Options #	All Other Compensation $
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $
Barry J. Lipsky President and Chief Executive Officer	2004 2003 2002	348,294 339,798 330,000	78,920 63,920 —	15,000 15,000 15,000	30,000 30,000 136,119	— — —

Arnold D. Levitt Senior Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	232,134 226,473 220,000	39,460 27,537 —	24,000 24,000 24,000	20,000 20,000 39,468	— — —

Kurt A. Goszyk Vice President, Engineering, Chief Technology Officer	2004 2003 2002	182,814 110,994 —	39,460 17,475 —	10,000 10,000 —	20,000 50,000 —	— — —

No other annual compensation, stock appreciation rights, long-term restricted stock awards or long-term incentive plan payouts (as defined in the proxy regulations of the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company’s last three fiscal years.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Option Plan granted to the Named Executive Officers during the fiscal year ended March 31, 2004.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted #(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price $/sh	Expiration Date
Name					5% $	10% $
Barry J. Lipsky	30,000	13.0%	$2.70	10/8/13	$50,940	$129,093
Arnold D. Levitt	20,000	8.6%	$2.70	10/8/13	$33,960	$86,062
Kurt A. Goszyk	20,000	8.6%	$2.70	10/8/13	$33,960	$86,062

(1)	Options with respect to one-fourth of the shares become exercisable on each of the first, second, third and fourth anniversaries of the date of grant.

FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding unexercised stock options held by the Named Executive Officers as of March 31, 2004. No stock options were exercised by the Named Executive Officers during the fiscal year ended March 31, 2004.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs At FY-End ($) Exercisable/Unexercisable
Barry J. Lipsky	373,300/113,060	22,125/69,375
Arnold D. Levitt	121,234/62,234	14,750/46,250
Kurt A. Goszyk	12,500/57,500	21,875/76,625

COMPENSATION OF DIRECTORS

Each director of the Company who is not an employee of the Company or any of its subsidiaries receives, for his services as a director of the Company, a non-discretionary annual grant of options under the Option Plan to purchase the number of shares of Common Stock equal to the greater of (x) 3,000 or (y) the number derived by dividing $30,000 by the fair market value of a share of Common Stock on the date of grant. For the year ended March 31, 2004, no cash payment was made to any non-employee director of the Company for service as a director nor did directors receive any fees from the Company for attending meetings of the Board of Directors. Beginning with the Company’s fiscal year ending March 31, 2005, in addition to the stock options described above, each non-employee director, other than Dr. Simons, will receive an annual fee of $10,000 for serving on the Board of Directors. Members of the Audit and Compensation committees, other than Dr. Simons, will receive an additional fee of $2,500 annually.

EMPLOYMENT CONTRACTS, TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL

ARRANGEMENTS

The Company has instituted a severance policy for each of its executive officers, which includes each of the Named Executive Officers, who have served as such for at least one year, that provides for, inter alia, salary continuation payments based on the number of years of service performed by such executive officer on termination of employment by the Company without cause or for constructive termination and the acceleration of the vesting of stock options in certain instances on termination of employment or in connection with certain changes in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of the Compensation Committee for the fiscal year ended March 31, 2004 were Howard Morgan, James Meister and James Simons. None of the members of the Compensation Committee were, during such year, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibilities of the Compensation Committee include administering the Option Plans and fixing the compensation, including salaries and bonuses, of all officers of the Company.

Overall Policy

The Compensation Committee has structured the Company’s compensation program (i) to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers, (ii) to link a portion of executive compensation to the Company’s performance by means of annual bonuses, and (iii) to link a portion of executive compensation to appreciation of the Company’s stock price by means of stock options. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company’s business strategy, and to link executive and shareholder interest through stock options.

Base Salaries

Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of the Company’s chief executive officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee’s knowledge of compensation practices for comparable positions at other companies are considered.

In establishing Mr. Lipsky’s annual base salary of $360,000 for the fiscal year ending March 31, 2005, the Compensation Committee took into account the base salaries for presidents at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee and Mr. Lipsky’s future anticipated contributions to the Company.

Bonus Plan

The Company’s bonus plan has been used to provide incentives for the Company’s executives and employees by tying profitability to an annual cash bonus distribution. The Company’s bonus plan is intended to focus the executives’ attention on short-term or annual business results and to award a bonus to certain employees each year based on their contributions to the profits of the Company.

For the 2005 fiscal year, the Company will pay bonuses to those of the Named Executive Officers who remain in the Company’s employ. The incentive pool for the Named Executive Officers who remain in the Company’s employ for the entire year will consist of an amount equal to 10% of the Company’s income before taxes and shall be distributed as follows: 4% of consolidated pre-tax earnings shall be paid to Mr. Lipsky, President and Chief Executive Officer of the Company, with the remaining 6% of consolidated pre-tax earnings to be shared by the other Named Executive Officers in amounts not to exceed 2% of consolidated pre-tax earnings to any one participating Named Executive Officer as determined by the Compensation Committee on the recommendation by Mr. Lipsky.

Long-Term Incentives

Under the Option Plans, stock options are granted to executives and key employees of the Company. Stock options are designed to focus the executives’ attention on stock values and to align the interests of executives with those of the shareholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

Compensation Committee

Howard L. Morgan

James Meister

James H. Simons

PERFORMANCE GRAPH

The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Common Stock against the cumulative return of the Russell 3000 companies, and a line of business index comprised of the Russell 3000 Publishing companies for the five fiscal years ended March 31, 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

*	$100 invested on 3/31/99 in stock or index-
including reinvestment of dividends.
Fiscal year ending March 31.

Value of $100.00 Invested over five years:

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED	$54.17
RUSSELL 3000 COMPANIES	$100.72
PEER GROUP	$114.67

AUDIT COMMITTEE REPORT

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The outside auditors audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board which is attached as Exhibit A to the Company’s 2003 Proxy Statement.

The Audit Committee has met and held discussions with management and Radin, Glass & Co., LLP, the Company’s independent auditors. Management represented to the Audit Committee that the Company’s financial statements for the year ended March 31, 2004 were prepared in accordance with generally accepted accounting principles. We discussed the financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

Based on the foregoing, we have recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

Howard Morgan

James Meister

Edward H. Cohen

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The law firm of Katten Muchin Zavis Rosenman, of which Mr. Cohen is counsel, was engaged as the Company’s outside counsel for the fiscal year ended March 31, 2004 and will continue to be so engaged for the fiscal year ending March 31, 2005. Legal fees for services rendered by Katten Muchin Zavis Rosenman to the Company during the fiscal year ended March 31, 2004, did not exceed 5% of the revenues of such firm for its most recent fiscal year. Mr. Cohen does not share in the fees paid by the Company to Katten Muchin Zavis Rosenman and Mr. Cohen’s compensation is not based on such fees.

SELECTION OF AUDITORS

The Audit Committee has selected Radin, Glass & Co., LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the fiscal year ending March 31, 2005. Although stockholder ratification of the Board of Directors’ action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending March 31, 2005.

It is expected that representatives of Radin, Glass & Co., LLP will be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees.    The aggregate fees billed or to be billed by Radin, Glass & Co., LLP for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $156,499 for the fiscal year ended March 31, 2004 and $127,718 for the fiscal year ended March 31, 2003.

Audit-Related Fees.    The aggregate fees billed by Radin, Glass & Co., LLP for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements were $9,120 for the fiscal year ended March 31, 2004 and $7,925 for the fiscal year ended March 31, 2003. The nature of the services performed for these fees was services provided in connection with audit of the Company’s 401(k) plan.

Tax Fees.    The aggregate fees billed by Radin, Glass & Co., LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $47,628 for the fiscal year ended March 31, 2004 and $42,574 for the fiscal year ended March 31, 2003. The nature of the services performed for these fees was primarily for preparation of tax returns.

All Other Fees.    The aggregate fees billed by Radin, Glass & Co., LLP in each of the last two fiscal years for products and services other than those reported in the three prior categories were $3,750 for the fiscal year ended March 31, 2004 and $13,016 for the fiscal year ended March 31, 2003. The nature of the services performed for these fees was consulting on international and other issues.

Policy on Pre-Approval of Services Provided by Radin, Glass & Co., LLP

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent auditor. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. The Audit Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Audit Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority to Edward H. Cohen, Chair of the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services that were provided after the pre-approval requirements under the Sarbanes-Oxley Act became effective on May 6, 2003.

The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in the proxy.

MISCELLANEOUS

Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 1, 2005. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next annual meeting of shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to May 30, 2005 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company at the address set forth below.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

Copies of the 2004 Annual Report to Shareholders, which includes the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K), are being mailed to shareholders simultaneously with this Proxy Statement.

In addition, upon the written request of any shareholder, the Company will furnish that person, without charge, with a copy of the Form 10-K as filed with the SEC on June 29, 2004. Any such request should be made in writing to:

Secretary

Franklin Electronic Publishers, Incorporated

One Franklin Plaza

Burlington, New Jersey 08016-4907

The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

By order of the Board of Directors,

ARNOLD D. LEVITT

Secretary

One Franklin Plaza

Burlington, New Jersey 08016-4907

July 27, 2004

FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

August 25, 2004

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned hereby appoints BARRY J. LIPSKY and ARNOLD D. LEVITT, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of FRANKLIN ELECTRONIC PUBLISHERS, INCORPORATED to be held on Wednesday, August 25, 2004 at 10:00 A.M. at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York.

The Board of Directors recommends a vote FOR proposals 1 and 2.

1. ELECTION OF DIRECTORS

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
to vote for all nominees

Edward H. Cohen, Barry J. Lipsky, Leonard M. Lodish, James Meister, Howard L. Morgan, Jerry R. Schubel, James H. Simons and William H. Turner.

Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

2. APPROVAL of the appointment of Radin, Glass & Co., LLP, as auditors of the Company for the fiscal year ending March 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The proxy is authorized to transact such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

Dated: , 2004

Print Name

Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.